Exhibit 99.2

BACKGROUND TransCode Therapeutics, Inc. is developing TTX-MC138, an antisense oligonucleotide (ASO) therapeutic targeting miR-10b, a critical driver of metastatic disease progression. Several in vivo preclinical studies with TTX-MC138 have successfully demonstrated its delivery to metastatic lesions, its activity against metastatic cancers of multiple tissue origins, and its capacity to elicit disease regression and long-term overall survival (1-3). In a Phase 0 clinical study in a patient with metastatic breast cancer, accumulation of TTX-MC138 in metastatic lesions was demonstrated. TTX-MC138 is currently being evaluated in a Phase 1a Multicenter, Open-Label, Dose-Escalation and Expansion Study in Subjects with Advanced Solid Tumors (NCT06260774). A total of sixteen patients were treated across four escalating dose levels. Primary objectives of the study focused on the safety, tolerability, PK and establishment of a Phase 2 dose (RP2D). Data from the dose-escalation phase only are presented in this poster. OBJECTIVES ENDPOINTS Primary Objectives Primary Endpoint Evaluate safety and tolerability of TTX-MC138 to determine the MTD and select an RP2D (or doses) Incidence of TEAEs Secondary Objectives Secondary Endpoints Evaluate anti-tumor activity of TTX-MC138 ORR, DCR, DoR, PFS, OS Characterize the PK profile of TTX-MC138 PK parameters versus time data: AUCt , AUCinf , AUCTAU , AI, Cmax , Tmax , t1/2 , Vss, and CLT. Note: Dose expansion phase objectives and endpoints are not presented (Dose expansion phase has not been initiated); dose escalation phase objectives and endpoints without data to present are not presented. TTX-MC138 a microRNA-10b (miR-10b) inhibitor, was evaluated in an ongoing Phase 1a Multicenter, Open-Label, Dose-Escalation and Expansion Study in Subjects with Advanced Solid Tumors. PURPOSE KEY INCLUSION KEY EXCLUSION • Histologically or cytologically confirmed diagnosis of relapsed/ refractory metastatic or locally advanced solid tumor with failed standard therapy. • Measurable or evaluable disease per RECIST version 1.1 • ECOG PS of 0 or 1 • Adequate organ function per protocol definitions • Anticancer therapy (not immunotherapy/Ab therapies) ≤ 14 days or 5 half-lives before study drug • Prior antibody therapy ≤ 28 days before study drug • History of second primary malignancy diagnosed or required active therapy within past year. • Clinically significant, uncontrolled cardiovascular disease • Symptomatic CNS metastases or primary CNS tumor associated with progressive neurologic symptoms or requires ongoing corticosteroids to control CNS disease Phase 1a Clinical Study of a First-in-Class Antisense Oligonucleotide (TTX-MC138) Therapeutic against Advanced Solid Tumors – Interim Results Siqing Fu 1 ; William B. McKean 2 ; Douglas Orr 3 ; Alex Spira 4 ; Daniel Vlock 5 ; Susan Duggan 5 ; Lisa Fortin 5 ; Zdravka Medarova 5 1The University of Texas MD Anderson Cancer Center, Houston Texas, 2START Center for Cancer Research, Salt Lake City, UT, 3Sarah Cannon research Institute at Mary Crowley, Dallas Texas, 4NEXT Oncology Viginia, Fairfax, VA, 5TransCode Therapeutics Inc., Boston, MA METHODS RESULTS No significant treatment related safety events or dose limiting toxicities were observed. To date, seventy-seven doses of TTX-MC138 have been administered. The median treatment duration was four months. Importantly, the duration of treatment for all patients ranged from two to twelve cycles indicative of durability, tolerability, and disease control. Three patients remain on study. One thyroid cancer patient with historic evidence of an increase in thyroglobulin levels, demonstrated a reversal of the trend during treatment and presented at the most recent measurement with undetectable thyroglobulin levels. Forty-four per cent or seven out of the sixteen patients were noted to have stable disease lasting 4 months or longer. Abbreviations: AI: accumulation index; AUCinf : area under the curve from the time of dosing extrapolated to infinity; AUCt : area under the concentration-time curve from the time of dosing to the time of the last observation; AUCTAU : area under the curve from time zero to the end of the dosing interval; CLT: total body clearance; Cmax : maximum observed concentration; CNS: central nervous system; DCR: disease control rate; DoR: duration of response; ECOG PS: Eastern Cooperative Oncology Group performance status; MTD: maximum tolerated dose; ORR: objective response rate; OS: overall survival; PFS: progression-free survival; RECIST: Response Evaluation Criteria in Solid Tumors; RP2D: recommended Phase 2 dose; TEAE: treatment-emergent adverse event; t1/2 : terminal elimination half-life; Tmax : time of the maximum observed concentration; Vss: steady-state volume of distribution. 0.1 1 10 100 1000 10000 100000 1000000 10000000 100000000 Dose (mg/kg) AUC0-t of TTX-MC138 (ng*h/mL) Rat Human Dog Figure 2. Thyroglobulin levels in patient 103-003 with thyroid cancer. Patient with historic evidence of an increase in thyroglobulin levels, demonstrated a reversal of the trend during treatment and presented at the most recent measurement with undetectable thyroglobulin levels. 0 24 48 72 96 120 144 168 0.1 1 10 100 1000 10000 100000 Time (h) on C1D1 C2D1 C3D1 . Concentration of TTX-MC138 in Plasma (ng/mL) 0 2 4 Cohort 1 (0.8 mg/kg n=3) Cohort 2 (1.6 mg/kg, n=3) 0 2 4 Cohort 3 (3.2 mg/kg, n=7) Cohort 4 (4.8 mg/kg, n=3) Figure 1. Mean Plasma TTX-MC138 Concentration Time Profiles. Preliminary data are illustrated as mean concentrations in ng/mL for 4 treatment cohorts (0.8 mg/kg, 1.6 mg/kg, 3.2 mg/kg, and 4.8 mg/kg) in linear scale. Error bars represent standard errors of mean. Exposure increases with dose administration consistently on all cycles tested. Figure 3. Estimated Tumor Size Change in Patients Treated with TTX-MC138. Preliminary data are illustrated per patient. 1) Yigit, et al, Oncogene. 2013;32(12):1530-8. 2) Yoo, et al, Cancer Res. 2015;75:4407-15 3) Yoo, et al, Sci Rep. 2017;7:45060. REFERENCES Funding and Disclosures Contact Information Study sponsored by Transcode Therapeutics Inc. and National Cancer Institute under grant number 1R44CA295173-01 to Z.M. The presenting author has no disclosures to declare. Corresponding author email: siqingfu@mdanderson.org - Phase 1a preliminary data show apparent stable disease lasting over 4 months in 44% (7 out of 16) patients. Three patients still on study. - One thyroid cancer patient with historic evidence of an increase in thyroglobulin levels, demonstrated a reversal of the trend during treatment and presented at the most recent measurement with undetectable thyroglobulin levels. - No DLTs were reported in patients treated with TTX-MC138. A strong safety and durability profile was observed. - Preliminary PK analysis in all 16 patients showed predictable systemic exposure and positive pharmacodynamic effects over a wide dose range, consistent with preclinical models and TransCode’s Phase 0 clinical trial. CONCLUSIONS Figure 5. Estimated Change in Tumor Size in response to exposure at Cycle 1 Day 1. Preliminary data are illustrated per cohort. Figure 6. TTX-MC138 Exposure. Data are illustrated as mean exposure of TTX-MC138 in human, dog, and rat per dose level. Figure 4. Swimmer Plot of Tumor Response. Preliminary data are illustrated per patient. SD, stable disease; PD, progressive disease; IV, intravenous; Q28D, every 28 days. Data as of October 1, 2025 FPN: 983P